UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Diamond Eagle Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DIAMOND EAGLE ACQUISITION CORP.

2121 Avenue of the Stars, Suite 2300

Los Angeles, California 90067

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF

STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020.

The following information supplements and relates to the proxy statement/prospectus (the “Proxy Statement/Prospectus”) that was mailed by Diamond Eagle Acquisition Corp. (“DEAC”) to its stockholders in connection with DEAC’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Thursday, April 23, 2020 and DEAC’s proposed business combination with DraftKings Inc. and SBTech (Global) Limited. This supplement is being filed with the SEC and is being made available to stockholders on or about April 20, 2020. This supplement should be read in conjunction with the Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) and furnished to stockholders on or about April 15, 2020.

Instructions to Attend the Special Meeting. You may attend the Special Meeting by logging in to https://www.cstproxy.com/diamondeagleacquisitioncorp/sm2020. If you wish to vote your shares at the Special Meeting, you will need to log in using a 12-digit control number provided by our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), per the instructions below. If you wish to attend but do not wish to vote at the Special Meeting, you may instead log in using your name and email address.

Stockholders of Record. If you are a stockholder of record as of March 20, 2020 (i.e., you held your shares in your own name as reflected in the records of Continental), the 12-digit control number will be located on the Continental proxy card you previously received.

Beneficial Owners. If you were a beneficial owner as of the March 20, 2020 record date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you may vote prior to the meeting at www.ProxyVote.com by entering the 16-digit control number on the voting instruction form you received from your broker, bank or other agent. If you were a beneficial owner as of the record date and would like to vote at the Special Meeting, you will need to obtain a legal proxy from your broker, bank or other agent. Once a legal proxy is obtained, you must register with Continental by emailing the legal proxy (not the voting instruction form) you receive from your broker, bank or other agent to Continental, at proxy@continentalstock.com and should include “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email or included in your mailing). Requests for registration must be received by Continental no later than 5:00 p.m. Eastern Time, on Wednesday, April 22, 2020. You will then receive a confirmation of your registration, with a 12-digit control number, by email from Continental, that you can use to attend and vote at the Special Meeting. Please note that the 16-digit control number on the voting instruction form you received from your broker, bank or other agent will not allow you to enter and vote at the Special Meeting.

If you would like to attend the Special Meeting but do not wish to cast a vote at the Special Meeting, you may do so by going to https://www.cstproxy.com/diamondeagleacquisitioncorp/sm2020 and entering your name and email address. You will not be required to enter a control number and will not be permitted to vote.

All stockholders attending the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast.

Questions at the Special Meeting. Stockholders as of the record date who attend and participate in the Special Meeting will have an opportunity to submit questions prior to the meeting by visiting https://www.cstproxy.com/diamondeagleacquisitioncorp/sm2020 and entering either their 12-digit control number (if you have one) or by simply entering your name and email if you are not planning to vote at the Special Meeting. Please submit questions by Wednesday, April 22, 2020. We will try to answer as many stockholder-submitted questions at the Special Meeting that comply with the rules of conduct as time permits.